AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1996

                                                      REGISTRATION NO.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                            KATZ MEDIA GROUP, INC.
              (Exact Name of issuer as specified in its charter)

                Delaware                                  13-3779269
    (State of Other Jurisdiction of                    (I.R.S. Employer
     incorporation or Organization)                  Identification No.)


                             125 WEST 55TH STREET
                           NEW YORK, NEW YORK 10019
                                (212) 424-6000
                   (Address of principal executive offices)

                                --------------

                            KATZ MEDIA GROUP, INC.
                          COMPANY STOCK PURCHASE PLAN
                           (Full title of the plan)

                                --------------

                               RICHARD E. VENDIG
                            CHIEF FINANCIAL OFFICER
                            KATZ MEDIA GROUP, INC.
                             125 WEST 55TH STREET
                           NEW YORK, NEW YORK 10019

                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (212) 424-6000

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                           PROPOSED                  PROPOSED
                                                            MAXIMUM                   MAXIMUM                 AMOUNT OF
    TITLE OF SHARES            AMOUNT TO BE             OFFERING PRICE               AGGREGATE               REGISTRATION
   TO BE REGISTERED             REGISTERED               PER SHARE(1)            OFFERING PRICE(1)               FEE
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock (par
value $.01 per               50,000 shares                  $14.69                   $734,375                    $253
Share)..........
================================================================================================================================

(1)               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the
                  Securities Act of 1933, using the average of the high and low prices reported on the American Stock
                  Exchange on May 23, 1996.


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





                                    PART I

ITEM 1.  PLAN INFORMATION.

         Not included pursuant to Form S-8 instructions.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION.

         Not included pursuant to Form S-8 instructions.


                                    PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  Katz Media Group, Inc. (the "Company") hereby incorporates herein by reference the following documents:

                  (1) The Company's annual report on Form 10-K for the year ended December 31, 1995;

                  (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1995, including the Company's Form 10-Q for the period ended March 31, 1996; and

                  (3) The description of the Company's Common Stock contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 30, 1995, Registration No. 33-87406, including amendments thereto and any report filed for the purpose of updating such description (the "Registration Statement").

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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




ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") and Article SEVENTH of the Company's Certificate of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Article SEVENTH provides that unless otherwise determined by the Board of Directors of the Company, the Company shall indemnify, to the full extent permitted by the laws of Delaware as from time to time in effect, the persons described in Section 145 of the DGCL.

                  The general effect of the provisions in the Company's Certificate of Incorporation and the DGCL is to provide that the Company shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Company. With respect to legal proceedings by or in the right of the Company in which a director or officer ajudged liable for improper performance of his duty to the Company or another enterprise for which such person served in a similar capacity at the request of the Company, indemnification is limited by such provisions to that amount which is permitted by the court.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                                          EXHIBIT

3(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 of the Registration Statement)

3(b) By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the Registration Statement)

4(a) Company Stock Purchase Plan

23(a) Consent of Price Waterhouse LLP, independent accountants

23(b) Consent of Arthur Andersen LLP, independent public accountants

24   Power of Attorney (included on signature page of this Form S-8)

ITEM 9.  UNDERTAKINGS.


                  (a)      The undersigned hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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                                                         3

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                                         4

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this day of May 28, 1996.

                               KATZ MEDIA GROUP, INC.


                               /s/ Richard E. Vendig
                               By:  Richard E. Vendig
                                    Senior Vice President
                                    Chief Financial & Administrative
                                    Officer, Treasurer


                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of Katz Media Group, Inc. hereby severally constitutes and appoints Richard E. Vendig, Thomas F. Olson and David M. Wittels, and each of them severally, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.


                NAME                                           TITLE                                     DATE
                ----                                           -----                                     ----

         /s/ Thomas F. Olson            President, Chief Executive Officer and                              May 28, 1996
         -------------------            Director
           Thomas F. Olson


       /s/ James E. Beloyianis          Vice President, Secretary and Director                              May 28, 1996
       -----------------------
         James E. Beloyianis


        /s/ Richard E. Vendig           Senior Vice President, Chief Financial &                            May 28, 1996
       -----------------------          Administrative Officer, Treasurer (Principal
        Richard E. Vendig               Financial and Accounting Officer)




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






                                        Vice President, Assistant Secretary and                             May   , 1996
         ------------------             Director
           Stuart O. Olds



          /s/ L. Donald R. Robinson     Vice President                                                      May 28, 1996
          -----------------
              L. Donald R. Robinson



          /s/ Thompson Dean             Chairman of the Board of Directors                                  May 28, 1996
          -----------------
            Thompson Dean


         ___________________            Director                                                            May __, 1996
          Michael Connelly


         /s/ Thomas J. Barry            Director                                                            May 28, 1996
         -------------------
           Thomas J. Barry


       _______________________          Director                                                            May __, 1996
          Steven J. Gilbert


       _______________________          Director                                                            May __, 1996
             Bob Marbut


        /s/ David M. Wittels            Director                                                            May 28, 1996
        --------------------
          David M. Wittels




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



                               INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this registration statement:

EXHIBIT NO.                       EXHIBIT
- ----------                        -------

3(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 of the Registration Statement)

3(b) By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the Registration Statement)

4(a) Company Stock Purchase Plan

23(a) Consent of Price Waterhouse LLP, independent accountants

23(b) Consent of Arthur Andersen LLP, independent public accountants

24   Power of Attorney (included on signature page of this Form S-8)

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